Exhibit 99.1
News Release

Boeing Corporate Offices 100 North Riverside Plaza Chicago, IL 60606-1596 www.boeing.com
Boeing Reports First-Quarter Results and Reaffirms 2016 Guidance

▪	Revenue increased to $22.6 billion

▪	Solid core EPS (non-GAAP)* of $1.74 after $0.24 KC-46 charge; GAAP EPS of $1.83

▪	Strong operating cash flow of $1.2 billion; repurchased 28.6 million shares for $3.5 billion

▪	Backlog remains robust at $480 billion with over 5,700 commercial airplane orders

▪	Revenue, margins, EPS and operating cash flow guidance reaffirmed

Table 1. Summary Financial Results	First Quarter
(Dollars in Millions, except per share data)	2016	2015	Change

Revenues	$22,632	$22,149	2%

Non-GAAP*
Core Operating Earnings	$1,694	$2,132	(21)%
Core Operating Margin	7.5%	9.6%	(2.1) Pts
Core Earnings Per Share	$1.74	$1.97	(12)%
GAAP
Earnings From Operations	$1,788	$2,019	(11)%
Operating Margin	7.9%	9.1%	(1.2) Pts
Net Earnings	$1,219	$1,336	(9)%
Earnings Per Share	$1.83	$1.87	(2)%
Operating Cash Flow	$1,231	$88	1,299%
* Non-GAAP measures. Complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures.”

CHICAGO, April 27, 2016 – The Boeing Company [NYSE: BA] reported first-quarter revenue increased 2 percent to $22.6 billion (Table 1). Core earnings per share (Non-GAAP)* of $1.74 reflect solid core operating performance that offset a $156 million after-tax charge ($0.24 per share) on the KC-46 Tanker program to maintain schedule with concurrency between late-stage development testing and the transition to initial production. GAAP earnings per share was $1.83.
The company's full year guidance is reaffirmed, primarily driven by improved performance.

“Higher year-over-year deliveries of military aircraft and continued solid operating performance on core production programs drove revenue growth and strong cash flow for Boeing in the first quarter,” said Chairman, President and Chief Executive Officer Dennis Muilenburg. “This performance enabled our ongoing investments in new product innovation and in our people, and the return of significant cash to shareholders through stock repurchases and dividends.”
“Overall, we are pleased with our performance trends and our outlook for the year remains positive. On the tanker program, we are making the investments necessary to meet our customer commitments, deliver the initial production aircraft on schedule, and transition the program into full production,” said Muilenburg.
“Our teams are focused intensely on delivering on our existing commitments including the production ramp-up associated with our large and diverse backlog, accelerating progress on quality, safety and productivity improvements company wide, returning greater value to shareholders through profitable growth, and investing in the future as we enter our second century in business.”

Table 2. Cash Flow	First Quarter
(Millions)	2016	2015
Operating Cash Flow	$1,231	$88
Less Additions to Property, Plant & Equipment	($748)	($574)
Free Cash Flow*	$483	($486)
Operating cash flow in the quarter was $1.2 billion, reflecting commercial airplane production rates, solid core operating performance and the timing of receipts and expenditures (Table 2). During the quarter, the company repurchased 28.6 million shares for $3.5 billion, leaving $10.5 billion remaining under the current repurchase authorization which is expected to be completed over approximately the next two years. The company also paid $0.7 billion in dividends, reflecting an approximately 20 percent increase in dividends per share compared to the same period of the prior year.

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q1 16	Q4 15
Cash	$7.9	$11.3
Marketable Securities[1]	$0.5	$0.8
Total	$8.4	$12.1
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$7.6	$7.6
Boeing Capital, including intercompany loans	$2.4	$2.4
Total Consolidated Debt	$10.0	$10.0
1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."

Cash and investments in marketable securities totaled $8.4 billion, down from $12.1 billion at the beginning of the quarter, primarily due to share repurchases and the timing of cash flows. Debt was $10.0 billion, unchanged from the beginning of the quarter (Table 3).
Total company backlog at quarter-end was $480 billion, down from $489 billion at the beginning of the quarter, and included net orders for the quarter of $13 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	First Quarter
(Dollars in Millions)	2016	2015	Change

Commercial Airplanes Deliveries	176	184	(4)%

Revenues	$14,399	$15,381	(6)%
Earnings from Operations	$1,033	$1,617	(36)%
Operating Margin	7.2%	10.5%	(3.3) Pts
Commercial Airplanes first-quarter revenue decreased to $14.4 billion on lower delivery volume (Table 4). First-quarter operating margin was 7.2 percent, reflecting the $162 million pre-tax charge on the KC-46 Tanker program, higher R&D, mix and a $70 million pre-tax charge on the 747 program.
During the quarter, the company completed first flight of the 737 MAX. The 737 program has captured nearly 3,100 orders for the 737 MAX since launch. Also during the quarter, the company began major assembly of the 787-10 ahead of schedule and launched the Next-Generation 737 freighter conversion program.
Commercial Airplanes booked 121 net orders during the quarter. Backlog remains strong with over 5,700 airplanes valued at $424 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	First Quarter
(Dollars in Millions)	2016	2015	Change
Revenues[1]
Boeing Military Aircraft	$3,659	$2,726	34%
Network & Space Systems	$1,735	$1,732	—
Global Services & Support	$2,562	$2,251	14%
Total BDS Revenues	$7,956	$6,709	19%
Earnings from Operations[1]
Boeing Military Aircraft	$334	$259	29%
Network & Space Systems	$148	$167	(11)%
Global Services & Support	$340	$317	7%
Total BDS Earnings from Operations	$822	$743	11%
Operating Margin	10.3%	11.1%	(0.8) Pts
1 During the first quarter of 2016, certain programs were realigned between Boeing Military Aircraft and Global Services & Support.
Defense, Space & Security’s first-quarter revenue was $8.0 billion. First quarter operating margin was 10.3 percent, reflecting the $81 million pre-tax charge recorded at BMA on the KC-46 Tanker program partially offset by strong performance on production programs (Table 5).
Boeing Military Aircraft (BMA) first-quarter revenue increased to $3.7 billion, reflecting higher F-15 and C-17 deliveries. Operating margin was 9.1 percent, reflecting the KC-46 Tanker program charge partially offset by delivery mix. All four planned KC-46 test aircraft are now flying, and during the first quarter the KC-46 demonstrated its refueling capabilities with multiple other aircraft types. Also during the quarter, BMA was awarded a contract from the U.S. Navy for 20 P-8A Poseidon aircraft and a contract from the U.S. Army for 117 Apache helicopters.
Network & Space Systems (N&SS) first-quarter revenue was $1.7 billion. Operating margin was 8.5 percent, reflecting timing on United Launch Alliance launches. During the quarter, N&SS successfully launched the first of six Boeing-built Intelsat Epic satellites.
Global Services & Support (GS&S) first-quarter revenue increased to $2.6 billion, reflecting higher volume in Aircraft Modernization & Sustainment and Training Systems. Operating margin was 13.3 percent, reflecting program mix. During the quarter, GS&S was awarded a NATO contract for C-17 training.
Backlog at Defense, Space & Security was $56 billion, of which 37 percent represents orders from international customers.
Additional Financial Information

Table 6. Additional Financial Information	First Quarter
(Dollars in Millions)	2016	2015
Revenues
Boeing Capital	$64	$86
Unallocated items, eliminations and other	$213	($27)
Earnings from Operations
Boeing Capital	$5	$20
Unallocated pension/postretirement	$94	($113)
Other unallocated items and eliminations	($166)	($248)
Other income/(loss), net	$26	($12)
Interest and debt expense	($73)	($61)
Effective tax rate	30.0%	31.3%
At quarter-end, Boeing Capital's net portfolio balance was $3.2 billion, down from the beginning of the quarter. Unallocated items and eliminations first quarter revenue reflects the payoff of two aircraft previously financed by Boeing Capital. Total pension expense for the first quarter was $629 million, down from $785 million in the same period of the prior year. Other unallocated items and eliminations decreased from the same period in the prior year primarily due to lower deferred compensation expense.

Outlook
The company’s 2016 financial and delivery guidance (Table 7) is reaffirmed and reflects continued solid performance across the company.

Table 7. 2016 Financial Outlook	Current
(Dollars in Billions, except per share data)	Guidance

The Boeing Company
Revenue	$93.0 - 95.0
Core Earnings Per Share*	$8.15 - 8.35
GAAP Earnings Per Share	$8.45 - 8.65
Operating Cash Flow	~$10.0

Commercial Airplanes
Deliveries	740 - 745
Revenue	$64.0 - 65.0
Operating Margin	~9.0%

Defense, Space & Security
Revenue
Boeing Military Aircraft	~$12.3
Network & Space Systems	~$7.3
Global Services & Support	~$9.4

Total BDS Revenue	$28.5 - 29.5

Operating Margin
Boeing Military Aircraft	~10.0%
Network & Space Systems	~9.0%
Global Services & Support	~11.5%

Total BDS Operating Margin	>10.0%

Boeing Capital
Portfolio Size	Stable
Revenue	~$0.3
Pre-Tax Earnings	~$0.05

Research & Development	~ $3.6
Capital Expenditures	~ $2.8
Pension Expense [1]	~ $2.1
Effective Tax Rate	~ 30.0%
1 Approximately ($0.1) billion is expected to be recorded in unallocated items and eliminations
*    Non-GAAP measures. Complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures.”

Non-GAAP Measures Disclosures
We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
Core operating earnings is defined as GAAP earnings from operations excluding unallocated pension and post-retirement expense. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of unallocated pension and post-retirement expense. Unallocated pension and post-retirement expense represents the portion of pension and other post-retirement costs that are not recognized by business segments for segment reporting purposes. Management uses core operating earnings, core operating margin and core earnings per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude unallocated pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on page 13.
Free Cash Flow
Free cash flow is defined as GAAP operating cash flow without capital expenditures for property, plant and equipment additions. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation between GAAP operating cash flow and free cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, planned production rate increases across multiple commercial airline programs, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government; (5) our dependence on U.S. government contracts; (6) our reliance on fixed-price contracts; (7) our reliance on cost-type contracts; (8) uncertainties concerning contracts that include in-orbit incentive payments; (9) our dependence on our subcontractors and suppliers, as well as the availability of raw materials, (10) changes in accounting estimates; (11) changes in the competitive landscape in our markets; (12) our non-U.S. operations, including sales to non-U.S. customers; (13) potential adverse developments in new or pending litigation and/or government investigations; (14) customer and aircraft concentration in Boeing Capital’s customer financing portfolio; (15) changes in our ability to obtain debt on commercially reasonable terms and at competitive rates in order to fund our operations and contractual commitments; (16) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (17) the adequacy of our insurance coverage to cover significant risk exposures; (18) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (19) work stoppages or other labor disruptions; (20) significant changes in discount rates and actual investment return on pension assets; (21) potential environmental liabilities; and (22) threats to the security of our or our customers’ information.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Troy Lahr or Ben Hackman (312) 544-2140
Communications:	Bernard Choi (312) 544-2002

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31
(Dollars in millions, except per share data)	2016	2015
Sales of products	$19,885	$19,485
Sales of services	2,747	2,664
Total revenues	22,632	22,149

Cost of products	(16,945)	(16,380)
Cost of services	(2,136)	(2,100)
Boeing Capital interest expense	(16)	(16)
Total costs and expenses	(19,097)	(18,496)
	3,535	3,653
Income from operating investments, net	54	79
General and administrative expense	(888)	(945)
Research and development expense, net	(917)	(769)
Gain on dispositions, net	4	1
Earnings from operations	1,788	2,019
Other income/(loss), net	26	(12)
Interest and debt expense	(73)	(61)
Earnings before income taxes	1,741	1,946
Income tax expense	(522)	(610)
Net earnings	$1,219	$1,336

Basic earnings per share	$1.85	$1.89

Diluted earnings per share	$1.83	$1.87

Cash dividends paid per share	$1.09	$0.91

Weighted average diluted shares (millions)	665.8	714.2

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	March 31 2016	December 31 2015
Assets
Cash and cash equivalents	$7,886	$11,302
Short-term and other investments	466	750
Accounts receivable, net	9,711	8,713
Current portion of customer financing, net	258	212
Inventories, net of advances and progress billings	47,266	47,257
Total current assets	65,587	68,234
Customer financing, net	2,980	3,358
Property, plant and equipment, net of accumulated depreciation of $16,476 and $16,286	12,269	12,076
Goodwill	5,132	5,126
Acquired intangible assets, net	2,594	2,657
Deferred income taxes	267	265
Investments	1,297	1,284
Other assets, net of accumulated amortization of $478 and $451	1,421	1,408
Total assets	$91,547	$94,408
Liabilities and equity
Accounts payable	$11,558	$10,800
Accrued liabilities	12,790	14,014
Advances and billings in excess of related costs	23,926	24,364
Short-term debt and current portion of long-term debt	1,243	1,234
Total current liabilities	49,517	50,412
Deferred income taxes	2,297	2,392
Accrued retiree health care	6,614	6,616
Accrued pension plan liability, net	18,196	17,783
Other long-term liabilities	2,096	2,078
Long-term debt	8,721	8,730
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	4,784	4,834
Treasury stock, at cost - 372,446,158 and 345,637,354 shares	(32,939)	(29,568)
Retained earnings	39,975	38,756
Accumulated other comprehensive loss	(12,838)	(12,748)
Total shareholders’ equity	4,043	6,335
Noncontrolling interests	63	62
Total equity	4,106	6,397
Total liabilities and equity	$91,547	$94,408

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31
(Dollars in millions)	2016	2015
Cash flows – operating activities:
Net earnings	$1,219	$1,336
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash items –
Share-based plans expense	51	50
Depreciation and amortization	443	459
Investment/asset impairment charges, net	33	17
Customer financing valuation benefit	(2)	(2)
Gain on dispositions, net	(4)	(1)
Other charges and credits, net	84	76
Excess tax benefits from share-based payment arrangements	(44)	(112)
Changes in assets and liabilities –
Accounts receivable	(1,002)	(389)
Inventories, net of advances and progress billings	(56)	(1,822)
Accounts payable	960	848
Accrued liabilities	(467)	(900)
Advances and billings in excess of related costs	(435)	(422)
Income taxes receivable, payable and deferred	273	443
Other long-term liabilities	(116)	(82)
Pension and other postretirement plans	79	608
Customer financing, net	276	31
Other	(61)	(50)
Net cash provided by operating activities	1,231	88
Cash flows – investing activities:
Property, plant and equipment additions	(748)	(574)
Property, plant and equipment reductions	11
Contributions to investments	(204)	(807)
Proceeds from investments	493	1,159
Other	10	8
Net cash used by investing activities	(438)	(214)
Cash flows – financing activities:
New borrowings	115	761
Debt repayments	(128)	(813)
Stock options exercised	42	231
Excess tax benefits from share-based payment arrangements	44	112
Employee taxes on certain share-based payment arrangements	(76)	(87)
Common shares repurchased	(3,501)	(2,500)
Dividends paid	(717)	(639)
Net cash used by financing activities	(4,221)	(2,935)
Effect of exchange rate changes on cash and cash equivalents	12	(17)
Net decrease in cash and cash equivalents	(3,416)	(3,078)
Cash and cash equivalents at beginning of year	11,302	11,733
Cash and cash equivalents at end of period	$7,886	$8,655

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Three months ended March 31
(Dollars in millions)	2016	2015
Revenues:
Commercial Airplanes	$14,399	$15,381
Defense, Space & Security:
Boeing Military Aircraft	3,659	2,726
Network & Space Systems	1,735	1,732
Global Services & Support	2,562	2,251
Total Defense, Space & Security	7,956	6,709
Boeing Capital	64	86
Unallocated items, eliminations and other	213	(27)
Total revenues	$22,632	$22,149
Earnings from operations:
Commercial Airplanes	$1,033	$1,617
Defense, Space & Security:
Boeing Military Aircraft	334	259
Network & Space Systems	148	167
Global Services & Support	340	317
Total Defense, Space & Security	822	743
Boeing Capital	5	20
Segment operating profit	1,860	2,380
Unallocated items, eliminations and other	(72)	(361)
Earnings from operations	1,788	2,019
Other income/(loss), net	26	(12)
Interest and debt expense	(73)	(61)
Earnings before income taxes	1,741	1,946
Income tax expense	(522)	(610)
Net earnings	$1,219	$1,336

Research and development expense, net:
Commercial Airplanes	$671	$543
Defense, Space & Security	258	224
Other	(12)	2
Total research and development expense, net	$917	$769

Unallocated items, eliminations and other:
Share-based plans	($23)	($21)
Deferred compensation	16	(58)
Amortization of previously capitalized interest	(30)	(29)
Eliminations and other unallocated items	(129)	(140)
Sub-total (included in core operating earnings)	(166)	(248)
Pension	45	(152)
Postretirement	49	39
Total unallocated items, eliminations and other	($72)	($361)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Three months ended March 31
Commercial Airplanes	2016	2015
737	121	121
747	1	4
767	1	5
777	23	24
787	30	30
Total	176	184
Note: Deliveries under operating lease are identified by parentheses.

Defense, Space & Security
Boeing Military Aircraft
AH-64 Apache (New)	7	6
AH-64 Apache (Remanufactured)	11	10
C-17 Globemaster III	3	1
CH-47 Chinook (New)	3	6
CH-47 Chinook (Renewed)	9	4
F-15 Models	4	1
F/A-18 Models	8	11
P-8 Models	4	2

Global Services & Support
AEW&C
C-40A		1

Network & Space Systems
Commercial and Civil Satellites	1
Military Satellites

Contractual backlog (Dollars in billions)	March 31 2016	December 31 2015
Commercial Airplanes	$423.0	$431.4
Defense, Space & Security:
Boeing Military Aircraft	22.1	19.9
Network & Space Systems	8.0	7.4
Global Services & Support	17.1	17.9
Total Defense, Space & Security	47.2	45.2
Total contractual backlog	$470.2	$476.6
Unobligated backlog	$9.8	$12.7
Total backlog	$480.0	$489.3
Workforce	159,100	161,400

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
(Unaudited)

The tables provided below reconcile the non-GAAP financial measures core operating earnings, core operating margin and core earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin and diluted earnings per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

	First Quarter		Guidance
	2016	2015	2016
Revenues	$22,632	$22,149

GAAP Earnings From Operations	$1,788	$2,019
GAAP Operating Margin	7.9%	9.1%

Unallocated Pension/Postretirement Expense	($94)	$113	~($300)
Core Operating Earnings (non-GAAP)	$1,694	$2,132
Core Operating Margin (non-GAAP)	7.5%	9.6%

Increase/(Decrease) in GAAP Earnings From Operations	(11%)
Increase/(Decrease) in Core Operating Earnings (non-GAAP)	(21%)

GAAP Diluted Earnings Per Share	$1.83	$1.87	$8.45 - $8.65
Unallocated Pension/Postretirement Expense[1]	($0.09)	$0.10	($0.30)
Core Earnings Per Share (non-GAAP)	$1.74	$1.97	$8.15 - $8.35

Weighted Average Diluted Shares (millions)	665.8	714.2	645 - 650
Increase/(Decrease) in GAAP Earnings Per Share	(2%)
Increase/(Decrease) in Core Earnings Per Share (non-GAAP)	(12%)

1 Earnings per share impact is presented net of the federal statutory tax rate of 35.0 percent.